UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 15, 2012

MSC Industrial Direct Co., Inc.

(Exact Name of Registrant as Specified in Its Charter)

New York	1-14130	11-3289165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

75 Maxess Road, Melville, New York	11747
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 812-2000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

Amendments to 2005 Omnibus Incentive Plan to Prohibit Option Repricing and Share Recycling.

On November 15, 2012, the Board of Directors of MSC Industrial Direct Co., Inc. (the “Company”) approved amendments to the Company’s 2005 Omnibus Incentive Plan (the “Plan”) to prohibit (i) the repricing of outstanding stock options and stock appreciation rights without shareholder approval, (ii) the buyout of underwater stock options and stock appreciation rights without shareholder approval and (iii) share recycling for stock options and stock appreciation rights. As a result of the prohibition on share recycling, the following shares of common stock will not be added back to the pool of shares authorized for grant under the Plan: (i) shares tendered as payment for the exercise of a stock option, (ii) shares tendered by a participant or withheld by the Company for payment of taxes, (iii) shares subject to a stock appreciation right that are not issued in connection with the stock settlement of the stock appreciation right and (iv) shares purchased on the open market with the cash proceeds from the exercise of stock options.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MSC INDUSTRIAL DIRECT CO., INC.

Date: November 15, 2012	By:	/s/ Jeffrey Kaczka
	Name: Title:	Jeffrey Kaczka Executive Vice President and Chief Financial Officer

- 3 -